                                                                    Exhibit 10.1

                            WMX TECHNOLOGIES, INC.
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") dated as of this 7th day of June, 1996, between WMX TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and PHILLIP B. ROONEY (hereinafter referred to as the "Executive"):

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Executive has previously served and is serving as President of the Company; and

     WHEREAS, the Board of Directors of the Company has also elected the Executive as Chief Executive Officer of the Company effective as of the date hereof; and

     WHEREAS, the Executive has developed extensive experience with respect to the management and operations of the Company which it considers extremely valuable to the continued prosperity of the Company; and

     WHEREAS, the Company wishes to adequately compensate the Executive and to ensure that the Company will continue to have the Executive available to perform for the Company duties as President and Chief Executive Officer for the Company; and

     WHEREAS, the Company and the Executive have entered into a prior employment agreement dated as of September 1, 1986 (the "Prior Agreement") and the parties hereto desire to amend and restate the Prior Agreement in its entirety in order to reflect the election of the Executive to the additional position of Chief Executive Officer; and

     WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, including the Prior Agreement, concerning such employment.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive effective as of the date of this Agreement and the Executive hereby accepts employment as President and Chief Executive Officer of the Company upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Company which are commensurate with his offices as may be assigned him by the Company's Board of Directors.

As President and Chief Executive Officer, the Executive shall be supervised by the Chairman of the Board of the Company. Incident to the performance of such duties, the Executive shall be provided by the Company with office space, facilities and secretarial assistance commensurate with that currently being provided to the Executive.

     2. TERM. Subject only to the provisions hereof relating to "termination for cause" hereinafter set forth in Subsection 6(b), or the Executive's voluntary termination under Subsection 6(f) hereof, the term of the Executive's employment hereunder (herein the "Term") shall be for a period beginning on the date hereof and ending on June 6, 2001. Subject to the provisions of Subsection 6(c) hereof, on June 7, 1997, and on each successive June 7, the Term of this Agreement shall be extended for a term of five (5) years from such June 7.

     3. COMPENSATION. (a) The Company agrees to pay the Executive during the Term a minimum annual salary of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). The salary shall be payable at intervals not less often than semi-monthly. All adjustments to the Executive's salary and all aspects of the Employee's incentive or performance compensation shall be established by the Company's Board of Directors or a duly authorized committee thereof (the "Compensation Committee"). The Executive shall also receive such benefit and perquisites (the "Benefits") which have been made available to executives of the Company including, without limitation, incentive compensation, loans, awards, insurance, stock options, stock purchase plans, benefits from qualified plans or non-qualified plans or other benefit plans (including group life insurance and severance pay plans or arrangements) now or hereafter existing which are adopted by the Company for the benefit of its employees generally and for the benefit of the Company's principal executive officers, all such Benefits to be provided in such amounts as may be determined from time to time by the Board or the Compensation Committee.

          (b) Concurrently with the execution of this Agreement, the Compensation and Stock Option Committee has granted to the Executive options to purchase 350,000 shares of the Company's common stock under the Company's 1992 Stock Option Plan.

          (c) In addition to all life insurance generally available to the employees and executives of the Company, the Company and the Executive's designated trustee shall enter into a split dollar life insurance arrangement which shall provide the Executive's life insurance trust with a death benefit of approximately Ten Million Dollars assuming an insurance dividend rate of 8.5%. If the Executive is in the employ of the Company at age 60 or if the Executive is disabled under Subsection 6(a) or is terminated by the Company pursuant to Subsections 6(c) or 6(d) hereof, the Company covenants and agrees to pay all premiums required to be paid by the Company on such split dollar life insurance until the policy is fully paid up. In the event the Executive elects to terminate service prior to age 60 under Subsections 6(c) or 6(f) or is terminated by the Company prior to age 60 under Subsection 6(b), the Executive shall only receive such paid up life insurance as may be purchased with the Executive's cash value in the policy at the time of such termination. The economic terms of such insurance are summarized on

Exhibit A attached hereto. The assumed insurance dividend rate of 8.5% is not guaranteed and may be higher or lower in future years. The Executive's life insurance trust will be responsible for paying the annual premium attributable to the economic benefit for the life insurance coverage provided to the trustee of the Executive's life insurance trust. The Company shall pay to the Executive an annual bonus equal to the premium cost paid by the trustee for such economic benefit.

     4. EXTENT OF SERVICE. Except as provided in Subsection 6(d) hereof, during the Term the Executive shall devote such time, attention, and energy to the business of the Company as the Company's Board of Directors shall reasonably require and the Executive shall not be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage which activity interferes with the Executive's duties and responsibilities provided for herein.

     5. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, the Executive agrees that he will not, in any way utilize any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

     6. TERMINATION.

          (a) Death or Disability. If the Executive should become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Board of Directors of the Company), which event shall result in the termination of the Executive's employment with the Company, or if the Executive should die while an employee of the Company, the Company shall, as of the date of death or disability, begin to pay an annual amount of $2,500,000 for the balance of the then-current Term. Such amount shall be payable at intervals not less frequently than monthly. The foregoing payments shall be made to the Executive, or in the event of the Executive's death, to such beneficiary as the Executive may designate in writing to the Company for that purpose, or if the Executive has not so designated, then to the personal representative of the estate of the Executive. In the event of the disability of the Executive during the Term, the Company shall make such additional payments to the Executive as may be necessary to ensure that at the earliest payment date under the Company's Supplemental Executive Retirement Plan ("SERP") the Executive will receive an unreduced benefit under the SERP based on credited service of the greater of 30 years or actual service. In the event of the death of the Executive while an employee of the Company, his surviving spouse, if any, will receive an unreduced surviving spouse's benefit from the SERP beginning at the earliest payment date under the SERP based on the greater of 30 years of credited service or the Executive's actual service prior to death. This subsection is not to be deemed a limitation of the Executive's benefits under any death or disability plan currently in effect.

          (b) Termination for Cause. Except with respect to the provisions of Subsections 6(a), 6(d), 6(e), and 6(f), it is the intention of the parties hereto that the only other events which shall create in the Company any right to terminate the Executive's employment under this Agreement prior to the expiration of the Term shall be: (i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) intentional wrongful damage to property of the Company and/or its subsidiaries by the Executive; (iii) intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company and/or its subsidiaries; or (iv) intentional violation of the Executive's covenant not to compete contained in Section 7 hereof. In the event of Termination for Cause, all of the obligations of the Company shall terminate forthwith.

          (c) Optional Termination. On or before June 7 of any year, either the Company or Executive may give the other party hereto notice in writing stating that the Term shall not be extended beyond a period of five (5) years from such June 7, and upon the receipt of such notice the Term shall end on the June 6 five (5) years after such June 7.

          (d) Termination by Company. If the Company terminates this agreement for any reason other than those specified in Subsections 6(b) or 6(c), or in the event that:

               (i) the Company shall breach any of its obligations under this Agreement;

               (ii) the Executive is removed from the office of President and Chief Executive Officer of the Company or is not re-elected to the office of President and Chief Executive Officer of the Company; or

               (iii) the nature and scope of the Executive's authority, powers, functions, duties or reporting obligations are materially reduced or adversely changed without the Executive's prior consent;

this Agreement may be terminated by either party by delivering written notice of such termination to the other party, in which case the Term shall expire five
(5) years from the date of such written notice.

     During the remainder of the Term, the Executive shall continue as an employee but without regularly assigned duties. The Executive shall make himself available for consultation and special projects at times mutually convenient to the Company and the Executive. The Executive will not be required during the remainder of the Term to work more than twenty (20) hours a month or more than ten (10) months a year and would not be required without his consent to pursue such duties as would require overnight travel for more than one day at a time. During the remainder of the Term, the Executive may engage in other business opportunities except as are prohibited under Section 7 hereof.

     During the remainder of the Term, the Executive (or in the event of his death, the Executive's beneficiary) shall be entitled to an annual payment of $2,500,000 payable at intervals not less frequently than monthly. Such amount shall be in lieu of all salary, bonuses or incentive or performance based compensation for the remainder of the Term. However, the Executive and his family shall continue to participate in all employee welfare benefit plans generally available to employees and executives of the Company in accordance with the terms of such welfare benefit plans, and all service earned by such Executive during the remainder of the Term shall be credited for participation, vesting and benefit accrual under all employee pension benefit plans maintained by the Company to which the Executive is entitled to participate in accordance with their terms, including without limitation the SERP.

          (e)  Change of Control.

               (i) For the purposes of this Subsection 6(e), "Change of Control" shall mean the occurrence at any time during the Term of any of the following events:

                      (A) The Company is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization;

                      (B) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale;

                      (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or
                           Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Company; or

                      (D) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director of the Company was approved by at least two-thirds of such Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

               (ii) In the event of a Change of Control, the Executive may elect at any time during the Term to terminate this Agreement and receive, in lieu of base compensation a lump sum payment equal to three (3) times the average of the Executive's annual compensation (including bonuses) from the Company for the five (5) calendar years ending prior to the date of the Change of Control. Such amount shall be paid to the Executive within thirty (30) days after the date the Executive notifies the Company in writing of his election to terminate this Agreement pursuant to this Subsection 6(e). In the event that the Executive does not elect to terminate this Agreement and elect the lump sum payment provided herein, the provisions of Subsection 6(d) shall remain in effect.

               (iii) If tax is imposed pursuant to Section 4999 of the Internal Revenue Code, or successor provision of like import (the "Excise Tax") on the payment due under Subsection 6(d) hereof or this Subsection 6(e) (the "Payment"), the Executive shall be paid an additional amount ("Gross Up") no later then 30 days prior to the date such Excise Tax is due such that the net amount retained by the Executive after deduction of the Excise Tax on the Payment and any federal or state income taxes on the Payments shall be equal to the Payments. For the purpose of determining the Gross Up, the Executive shall be deemed to pay federal and state income taxes at the highest marginal rate of taxation in the calendar year in which the Payment or Gross Up is to be made. The opinion of whether such Excise Tax is payable and the amount thereof shall be based upon a "substantial authority opinion" of tax counsel selected by the Company and reasonably acceptable to the Executive. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (with Gross Up) by tax counsel based upon the final amount of Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation.

               (iv) Upon electing to terminate this Agreement pursuant to this Subsection 6(e), the Executive shall resign as an officer, director and employee of the Company and shall not be entitled to participate in any of the Benefits described in Subsection 3(a) which terminates upon termination of service with the Company. The Executive will be entitled to all Benefits which by their terms, provide benefits upon or after termination of employment, including but not limited to, qualified and non-qualified pension benefit plans, deferred compensation plans, severance pay plans and retirement welfare benefit plans.

          (f) Voluntary Termination. If during the Term the Executive should voluntarily terminate his employment with the Company for reasons other than described in Subsection 6(d) hereof, the obligations of the Company under this Agreement shall terminate forthwith, other than to (i) pay base salary to the date of termination, (ii) pay all bonuses or incentive compensation earned to the date of termination and (iii) pay or make available to the Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive; and the Executive shall remain bound by his covenant not to disclose confidential information under Section 5 hereof and his covenant not to compete under Section 7 hereof.

     7. Covenant Not to Compete. During the Term of this Agreement, and for a period of three years after the end of the Term, the Executive shall not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, joint venturer, stockholder or otherwise, any business, individual, partnership, firm or corporation (collectively "Entity") which is at the time engaged in a business which is, directly or indirectly, at the time in competition with the business of the Company or any subsidiary or affiliate (as defined in the General Rules and Regulations promulgated under the Securities Exchange Act of 1934) thereof. Nothing herein, however, shall prohibit the Executive from acquiring any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that any one time he and members of his immediate family do not own more than one percent (1%) of any voting securities of any such Entity.

     8. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed: If to the Executive, at his address set forth below, and if to the Company, c/o Dean L. Buntrock, Chairman of the Board, WMX Technologies, Inc., 3003 Butterfield Road, Oak Brook, Illinois 60521.

     9. ASSIGNMENT. The Executive may not assign his obligations hereunder. The rights of the Executive and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     10. MISCELLANEOUS.

          (a) This Agreement shall be subject to and governed by the laws of the State of Illinois.

          (b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

          (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

          (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

          (e) This Agreement shall supersede prior employment agreements or understandings, written or oral, with Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           WMX TECHNOLOGIES, INC.



                                           By /s/ Dean L. Buntrock
                                              _________________________________
                                              Chairman of the Board


                                           /s/ Phillip B. Rooney
                                           ____________________________________
                                           Phillip B. Rooney
                                           Address:

                                                             EXHIBIT A

                                                         SPLIT DOLLAR PLAN
                                                           Prepared For
                                                       WMX TECHNOLOGIES INC.


PHILLIP B. ROONEY  Age 52                                                                                                     Page 1

$10,364,507 Estate CompLife Plan (Quik Pay Plus)                                                  $322,275.00 Initial Annual Premium
    $5,000,000 Basic Amount                                                                           $146,000.00 Additional Premium
    $5,000,000 Additional Protection

                                      Dividends initially used to purchase paid-up additions
                      This Illustration assumes payment of all premiums when due.  Policy paid-up at age 100.

                    (1)           (2)          (3)           (4)         (5)         (6)          (7)          (8)           (9)
                 Corporate     Cumulative
                  Annual       Corporate                                          Executive    Cumulative
                   Split         Split      Corporate     Corporate                Annual      Executive     Executive     Executive
                  Dollar        Dollar        Death         Cash        Total     After Tax    After Tax       Death         Cash
Year    Age       Payment       Payment      Benefit        Value       Bonus       Cost          Cost        Benefit        Value
------------------------------------------------------------------------------------------------------------------------------------
   1     52       306,887       306,887        306,887     153,146      15,388      6,155        6,155       10,057,620           0
   2     53       305,804       612,691        612,691     423,754      16,471      6,588       12,744       10,104,851           0
   3     54       304,424       917,115        917,115     716,717      17,851      7,140       19,884       10,142,499           0
   4     55       302,746     1,219,861      1,219,861   1,034,775      19,529      7,812       27,696       10,171,359           0
   5     56       300,769     1,520,631      1,520,631   1,374,115      21,506      8,602       36,298       10,192,206           0

   6     57       298,598     1,819,228      1,819,228   1,738,405      23,677      9,471       45,769       10,205,683           0
   7     58       295,926     2,115,155      2,115,155   2,115,155      26,349     10,540       56,308       10,212,688      14,232
   8     59       292,859     2,408,013      2,408,013   2,408,013      29,416     11,767       68,075       10,213,999     141,787
   9     60       289,090     2,697,104      2,697,104   2,697,104      33,185     13,274       81,349       10,210,674     304,840
  10     61       286,876     2,983,979      2,983,979   2,983,979      35,399     14,160       95,508       10,201,514     504,214

  11     62       284,788     3,268,767      3,268,767   3,268,767      37,487     14,995      110,503       10,186,729     744,566
  12     63       282,625     3,551,392      3,551,392   3,551,392      39,650     15,860      126,363       10,166,745   1,026,478
  13     64       280,287     3,831,679      3,831,679   3,831,679      41,988     16,795      143,159       10,142,089   1,351,170
  14     65       277,777     4,109,455      4,109,455   4,109,455      44,498     17,799      160,958       10,113,276   1,720,957
  15     66       274,996     4,384,451      4,384,451   4,384,451      47,279     18,912      179,870       10,080,909   2,140,325

  16     67       271,644     4,656,095      4,656,095   4,656,095      50,631     20,252      200,122       10,045,863   2,614,549
  17     68       267,424     4,923,519      4,923,519   4,923,519      54,851     21,940      222,062       10,009,282   3,149,677
  18     69       258,342     5,181,860      5,181,860   5,181,860      63,933     25,573      247,636       10,585,002   3,742,842
  19     70       246,100     5,427,961      5,427,961   5,427,961      76,175     30,470      278,106       11,285,150   4,396,177
  20     71       230,339     5,658,300      5,658,300   5,658,300      91,936     36,774      314,880       12,033,505   5,113,755

  21     72       210,097     5,868,396      5,868,396   5,868,396     112,178     44,871      359,751       12,835,047   5,723,482
  22     73    -5,868,396             0              0           0           0          0      359,751       10,337,326   6,052,675
  23     74             0             0              0           0           0          0      359,751       10,548,625   6,397,460
  24     75             0             0              0           0           0          0      359,751       10,780,669   6,758,549
  25     76             0             0              0           0           0          0      359,751       11,033,964   7,136,457
------------------------------------------------------------------------------------------------------------------------------------
                                       (See Specifications Pages for pertinent information)
*Illustrated values and benefits include dividends.  Illustrated dividends reflect current (1996 scale) claim, expense and investment experience and are not estimates or guarantees of future results.  Dividends actually paid may be larger or smaller than those illustrated.  This illustration does not reflect that money is paid and received at different times.  7.39% 1996 variable rate loan provision.

NP S/N Standard Plus                          Prepared by Joseph R. Burden, CLU, ChFC                                        7/03/96
Illustration No. 1200-LRSHD-105847  The Northwestern Mutual Life - Milwaukee                                                  (12.0)

                                                             EXHIBIT A
                                                         SPLIT DOLLAR PLAN
                                                           Prepared For
                                                       WMX TECHNOLOGIES Inc.

PHILLIP B. ROONEY. Age 52                                                                                                     Page 2

$10,364,507 Estate CompLife Plan  (Quik Pay Plus)                                                 $322,275.00 Initial Annual Premium
    $ 5,000,000 Basic Amount                                                                         $ 146,000.00 Additional Premium
    $ 5,000,000 Additional Protection

                                      Dividends initially used to purchase paid-up additions
                      This illustration assumes payment of all premiums when due. Policy paid-up at age 100.

                     (1)         (2)        (3)          (4)        (5)          (6)           (7)          (8)          (9)
                  Corporate  Cumulative
                   Annual    Corporate                                        Executive    Cumulative
                   Split       Split     Corporate    Corporate                 Annual      Executive     Executive     Executive
                  Dollar      Dollar      Death         Cash       Total      After Tax     After Tax      Death          Cash
Year     Age      Payment    Payment     Benefit       Value       Bonus        Cost          Cost        Benefit        Value
---------------------------------------------------------------------------------------------------------------------------------

26       77             0          0          0             0          0              0        359,751    11,308,269    7,532,052
27       78             0          0          0             0          0              0        359,751    11,602,937    7,945,982
28       79             0          0          0             0          0              0        359,751    11,916,893    8,379,287
29       80             0          0          0             0          0              0        359,751    12,249,819    8,833,002
30       81             0          0          0             0          0              0        359,751    12,602,879    9,308,647


31       82             0          0          0             0          0              0        359,751    12,978,369    9,807,667
32       83             0          0          0             0          0              0        359,751    13,379,596   10,331,612
33       84             0          0          0             0          0              0        359,751    13,810,228   10,882,024
34       85             0          0          0             0          0              0        359,751    14,272,706   11,460,853
35       86             0          0          0             0          0              0        359,751    14,769,038   12,070,134


36       87             0          0          0             0          0              0        359,751    15,299,877   12,712,211
37       88             0          0          0             0          0              0        359,751    15,866,102   13,390,887
38       89             0          0          0             0          0              0        359,751    16,468,716   14,110,625
39       90             0          0          0             0          0              0        359,751    17,109,353   14,878,315
40       91             0          0          0             0          0              0        359,751    18,790,842   15,703,208


41       92             0          0          0             0          0              0        359,751    18,517,484   16,598,858
42       93             0          0          0             0          0              0        359,751    19,296,679   17,584,862
43       94             0          0          0             0          0              0        359,751    20,138,763   18,689,034
44       95             0          0          0             0          0              0        359,751    21,064,139   19,950,682
45       96             0          0          0             0          0              0        359,751    22,105,557   21,422,576


46       97             0          0          0             0          0              0        359,751    23,314,798   23,173,965
47       98             0          0          0             0          0              0        359,751    24,767,310   25,291,785
48       99             0          0          0             0          0              0        359,751    26,569,257   27,624,591
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                                       (See Specifications Pages for pertinent information)
* Illustrated values and benefits include dividends. Illustrated dividends reflect current (1996 scale) claim, expense and investment experience and are not estimates or guarantees of future results. Dividends actually paid may be larger or smaller than those illustrated. This illustration does not reflect that money is paid and received at different times. 7.39% 1996 variable rate loan provision.
NP S/N Standard Plus                          Prepared by Joseph R. Durden, CLU, ChFC                                       7/30/96
Illustration No. 1200-LRSHD-105847  The Northwestern Mutual Life - Milwaukee                                                 (12.0)
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